UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Trio Petroleum Corp., a Delaware corporation (the “Company”) executed a Securities Purchase Agreement, dated March 27, 2024 (the “SPA”) with an institutional investor (the “Investor”), which the Investor signed and funded on April 5, 2024, and pursuant to which the Company raised gross proceeds of $184,500 and received net proceeds of $164,500, after payment of offering expenses (the “Financing”). The SPA contains certain representations and warranties by the Investor and the Company and customary closing conditions.

In connection with the Financing, the Company issued an unsecured promissory note to the Investor in the principal amount of $211,500, having an original issue discount of $27,000 or approximately 13% (the “Investor Note”). Interest accrues on the Investor Note at a rate of 12% per annum and the maturity date of the Investor Note is January 30, 2025 (the “Investor Note Maturity Date”). The Investor Note provides for five payments of principal and accrued interest which are payable: (i) $118,440 on September 30, 2024; (ii) $29,610 on October 30, 2024; (iii) $29,610 on November 30, 2024; (v) $29,610 on December 30, 2024; and (v) $29,610 on January 30, 2025. The Company may prepay the Investor Note, in full and not in part, any time during the 180 day period after the issuance date of the Investor Note at a 3% discount to the outstanding amount of principal and interest due and payable; provided, that in the event of a prepayment, the Company will still be required to pay the full amount of interest that would have been payable through the term of the Investor Note, in the amount of $25,380. The Investor Note contains provisions constituting an Event of Default (as such term is defined in the Investor Note) and, upon an Event of Default, the Investor Note will be accelerated and become due and payable in an amount equal to 150% of all amounts due and payable under the Investor Note with interest at a default rate of 22% per annum. In addition, upon an Event of Default, the Investor has the right to convert all or any outstanding amount of the Investor Note into shares of the Company’s common stock at a conversion price equal to the greater of (i) 25% of the Market Price (as such term is defined in the Investor Note) or (ii) the conversion floor price, which is $0.07117. Issuance of shares of common stock to the Investor is subject to certain beneficial ownership limitations and not more than 19.99% of the shares of common stock outstanding on March 27, 2024 may be issued upon conversion of the Investor Note. The conversion price is also subject to certain adjustments or other terms in the event of (i) mergers, consolidations or recapitalization events or (ii) certain distributions made to holders of shares of common stock.

The above descriptions of the Investor Note and the SPA are qualified in their entirety by the text of the Investor Note and the SPA, copies of which are attached as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Trio Petroleum Corp. Promissory Note dated March 27, 2024.
10.1	Securities Purchase Agreement dated March 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024

TRIO PETROLEUM CORP.

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	Chief Executive Officer

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